Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the
Hudson Global, Inc. 401(k) Savings Plan

We consent to the incorporation by reference in the Registration Statement (File No. 333-104210 and 333-161170) of Hudson Global, Inc. on Form S-8 of our report dated June 26, 2020 appearing in this Annual Report on Form 11-K of the Hudson Global, Inc. 401(k) Savings Plan for the years ended December 31, 2019 and 2018.

/s/ BONADIO & CO., LLP

Amherst, NY
June 26, 2020